                                                                   EXHIBIT 12.1

              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                         (Dollar amounts in thousands)


                                                                                             For the nine
                                                                                             months ended
                                                                                             September 30,
                               1996         1997         1998        1999         2000          2001
                           ----------   -----------   ---------    --------    ---------   ---------------
Earnings:
  Pre-tax earnings          $387,492      $391,999     $446,991    $402,408     $562,958      $471,669

  Fixed charges and
   MIPS dividends             91,056        89,843       74,753      67,500       71,144        42,562
  Less:  interest
   capitalized included
   above                      (1,361)       (1,663)      (2,437)       (284)           0             0
                            --------      --------     --------    --------     --------      --------
  Earnings before fixed
   charges                  $477,187      $480,179     $519,307    $469,624     $634,102      $514,231
                            ========      ========     ========    ========     ========      ========

Fixed charges and MIPS
 dividends:
  Interest expense          $ 73,611      $ 71,863     $ 56,325    $ 52,341     $ 54,487      $ 34,749

  Capitalization interest      1,361         1,663        2,437         284            0             0

  Adjusted MIPS dividends     15,036        15,265       14,933      13,746       15,558         7,012

  Estimated interest factor
   of rental expense           1,048         1,052        1,058       1,129        1,099           801
                            --------      --------     --------    --------     --------      --------
   Total fixed charges      $ 91,056      $ 89,843     $ 74,753    $ 67,500     $ 71,144      $ 42,562
                            ========      ========     ========    ========     ========      ========
Ratio of earnings to
 fixed charges and
 MIPS dividends                  5.2           5.3          6.9         7.0          8.9          12.1
                            ========      ========     ========    ========     ========      ========
Earnings before fixed
 charges                    $477,187       $480,179    $519,307    $469,624     $634,102      $514,231
 Interest credited for
  deposit products            94,900         98,563      86,561      74,021       76,937        58,223
                            --------      ---------    --------    --------     --------      --------
Adjusted earnings
 before fixed charges       $572,087      $578,742     $605,868    $543,645     $711,039      $572,454
                            ========      ========     ========    ========     ========      ========
Fixed charges               $ 91,056      $ 89,843     $ 74,753    $ 67,500     $ 71,144      $ 42,562
 Interest credited for
  deposit products            94,900        98,563       86,561      74,021       76,937        58,223
                            --------      --------     --------    --------     --------      --------
Adjusted fixed charges      $185,956      $188,406     $161,314    $141,521     $148,081      $100,785
                            ========      ========     ========    ========     ========      ========
Ratio of earnings to
 fixed charges and MIPS
 dividends including
 interest credited on
 deposit products as a
 fixed charge                    3.1           3.1          3.8         3.8          4.8           5.7
                            ========      ========     ========    ========     ========      ========
Rental expense              $  3,177      $  3,189     $  3,206    $  3,422     $  3,329      $  2,426
Estimated interest factor
 of rental expense (33%)       1,048         1,052        1,058       1,129        1,099           801
Interest credited on
 deposit products             94,900        98,563       86,561      74,021       76,937        58,223
MIPS dividends                 9,655         9,875        9,777       9,158       10,284         4,609
Tax rate                        35.8%         35.3%        34.5%       33.4%        33.9%         34.3%
Adjusted (pretax) MIPS
 dividends                    15,036        15,265       14,933      13,746       15,558         7,012


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          PRO FORMA COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                         (Dollar amounts in thousands)


                                                                Nine months
                                              Year ended           ended
                                             December 31,       September 30,
                                                 2000               2001
                                             ------------       -------------
Earnings:
  Pre-tax earnings                             $562,958           $471,669

  Fixed charges
    and MIPS dividends                           61,812             38,930
                                               --------           --------
  Earnings before fixed charges                $624,770           $510,599
                                               ========           ========
Fixed charges and MIPS dividends:
  Interest expense                             $ 52,463           $ 31,945

  Adjusted MIPS/TPS dividends                     8,250              6,184

  Estimated interest factor of
    rental expense                                1,099                801
                                               --------           --------

  Total fixed charges                          $ 61,812           $ 38,930
                                               ========           ========

Ratio of earnings to fixed charges
  and MIPS dividends                               10.1               13.1
                                               ========           ========

Earnings before fixed charges                  $624,770           $510,599
  Interest credited for deposit products         76,937             58,223
                                               --------           --------
Adjusted earnings before fixed charges         $701,707           $568,822
                                               ========           ========

Fixed charges                                  $ 61,812           $ 38,930
  Interest credited for deposit products         76,937             58,223
                                               --------           --------
Adjusted fixed charges                         $138,749           $ 97,153
                                               ========           ========

Ratio of earnings to fixed charges
  and MIPS dividends
  including interest credited on deposit
  products as a fixed charge                        5.1                5.9
                                               ========           ========
Rental expense                                 $  3,329           $  2,426

Estimated interest factor
  of rental expense (33%)                         1,099                801

Interest credited on deposit products            76,937             58,223

MIPS dividends                                        0                  0
TPS 1 dividends                                   4,544              3,388
TPS 2 dividends                                     909                677
Tax rate                                           33.9%              34.3%
Adjusted (pretax) MIPS dividends                  8,250              6,184